UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2006, Apollo Group, Inc. (the "Company") notified the NASDAQ Listing Qualifications Panel (the "Panel") that the Company will be unable to file its quarterly report on Form 10-Q for the period ended May 31, 2006, its annual report on Form 10-K for the fiscal year ended August 31, 2006, and all required restatements, by the December 29, 2006 deadline set forth in the Panel's September 20, 2006 decision letter. The Company requested that the Panel grant a reasonable extension to file those reports with the Securities and Exchange Commission (the "SEC") such that it will regain compliance with the NASDAQ Stock Market's filing requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced via press release the resignation of the Chairperson of the Compensation Committee, John R. Norton III, 78, from the Company's Board of Directors (the "Board"), effective December 8, 2006. Mr. Norton stated that it had been his intention not to stand for reelection at the Company’s Annual Meeting of the Class B Shareholders. This Annual Meeting generally occurs in January, 2007. In light of the fact that the meeting has not yet been scheduled, Mr. Norton preferred not to continue his term into 2007.

On December 8, 2006, the Board appointed K. Sue Redman, 49, to serve as a director of the Company. Ms. Redman has been the Senior Vice President and Chief Financial Officer of Texas A&M University since 2004. From 1999-2004, she served as Vice President, Finance and Corporate Controller of AdvancePCS, a pharmaceutical benefits manager and health improvement services company traded on the NASDAQ Stock Market. Prior to 1999, Ms. Redman was a partner with PricewaterhouseCoopers LLP. She is a Certified Public Accountant, and holds a B.B.A. in accounting from Texas A&M University.

Ms. Redman has also been appointed to the Board's Audit Committee and Compensation Committee.

In addition, Ms. Redman has replaced Hedy F. Govenar as a member of the Special Committee, effective December 8, 2006. This change in membership of the Special Committee was prompted by an order issued by the U.S. District Court for the District of Arizona, in which three shareholder derivative suits involving the Company are pending. The plaintiffs in those cases have filed complaints on behalf of the Company alleging that certain of the Company's current and former officers and directors engaged in misconduct regarding stock option grants. These derivative complaints were filed after the Company announced the formation of the Special Committee and the commencement of its investigation, and the Company has moved the Court to stay these actions pending the conclusion of the Special Committee’s investigation and review of plaintiffs' claims. On December 4, 2006, the Court issued an order in the case captioned Alaska Electrical Pension Fund v. Sperling, Case No. CV06-02124-PHX-ROS, stating that the Company’s motion to stay the proceedings would be granted upon notice that Ms. Govenar had been replaced on the Special Committee by another board member who was not a party to the case. In light of the Court's ruling, Ms. Redman has joined the Special Committee in place of Ms. Govenar. Now that the Special Committee has concluded its factual findings, the Special Committee anticipates that the Board will request that it analyze, in light of the investigation, whether the pursuit of these shareholder derivative cases would be in the Company’s best interest.

Also on December 8, 2006, Dino J. DeConcini, a current member of the Company’s Board, has been appointed to the Board’s Compensation Committee and will serve as its Chairperson.

Item 8.01 Other Events.

Stock Option Investigation

On December 8, 2006, the Special Committee of the Board and its independent counsel and accounting advisors investigating the Company's historic stock option grant practices presented their final factual findings to the Board. The Special Committee's factual findings were largely consistent with earlier, interim factual findings reported to the Board, a summary of which was disclosed by the Company as part of its Current Reports on Form 8-K dated November 3, 2006 and November 6, 2006. These interim factual findings were:

• In the accounting of certain stock option grants, the Company did not correctly apply the requirements of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. In certain instances, the Company used a measurement date for option awards that corresponded with the reported grant date even though the approvals for those grants as set forth in the operative plans were not obtained until after the reported grant date and the final list of grantees and award amounts was incomplete at the time of the reported grant date.
• The Company misapplied Internal Revenue Code Section 162(m) with respect to the contemporaneous tax treatment of certain stock option grants and may face significant tax liability for prior years.
• The Company prepared and maintained inaccurate documentation concerning the date that grant award lists were completed and approved.
• The Special Committee has found no direct evidence that the grant date for any of the large management grants was selected with the benefit of hindsight. In two instances, though, the price on the grant date is at a relative low point for the Company’s stock, and there is little contemporaneous evidence to establish that the grant was made on the grant date. While there is a possibility that the grant date was retroactively selected, there is insufficient evidence to reach such a conclusion.

In addition to the information previously disclosed, the Special Committee, in connection with its final factual findings, reported to the Board that certain former officers took steps that may have been intended to mask failures in the grant approval process with respect to the Company’s financial reporting and payment of taxes. The Special Committee also recently discovered additional evidence that raises questions whether another grant date (in addition to the two grants referenced in the Form 8-K dated November 6, 2006) may have been retroactively selected by a day, although there is insufficient evidence to reach such a conclusion.

The Special Committee also made recommendations to the Board regarding improvements in option grant practices and internal controls as well as broader governance reforms. The Company and the Board’s Compensation Committee have revised certain of its option grant practices and procedures, and are reviewing the recommendations of the Special Committee with the expectation of making further changes.

As a result of the Special Committee's findings, management believes that the Company had a material weakness in its internal controls over the process of granting stock option awards during years covered by the special investigation. The Company's 2006 Form 10-K will further describe the material weakness along with planned remedial actions that are being taken, which include, among other things, hiring of a new Chief Financial Officer and improving controls and processes.

The Company is working expeditiously to complete and file with the SEC amendments to certain of the Company’s previous filings reflecting the restatement of its consolidated financial statements as well as file its Form 10-Q for the period ended May 31, 2006, and its annual report on Form 10-K for the fiscal year ended August 31, 2006. At this time, the Company is unable to determine when such filings will be made.

Allowance for Doubtful Accounts

Based on management's review of the Company’s actual write off experience for the fiscal years ended 2000 to 2006 relating to accounts receivable, the Company has concluded that it has understated its allowance for doubtful accounts at August 31, 2006. The Company is continuing its analysis and, based upon its most recent information, expects to record a pre-tax, non-cash increase in the allowance for doubtful accounts and the associated bad debt expense of approximately $34 million. The Company currently believes that a significant portion of this amount relates to years prior to 2006; however, the Company continues to refine the amounts and is in process of estimating the amounts, if any, which might be recorded in prior periods. Such amounts are subject to change and audit.

A copy of the press release issued by the Company announcing the foregoing is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press Release dated December 14, 2006
99.2 Press Release dated December 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

December 14, 2006	By:	Brian Mueller

Name: Brian Mueller
Title: President

Apollo Group, Inc.

December 14, 2006	By:	Joseph D'Amico

Name: Joseph D'Amico
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 14, 2006
99.2	Press Release dated December 14, 2006